Exhibit 99

NEWS RELEASE	NACCO Industries, Inc.
5875 Landerbrook Drive • Suite 220 • Cleveland, Ohio 44124-4069
Tel. (440) 229-5151 • Fax (440) 229-5138

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko	For Immediate Release
(440) 229-5130	Tuesday, February 14, 2017

NACCO INDUSTRIES
DECLARES QUARTERLY DIVIDEND

Cleveland, Ohio, February 14, 2017: NACCO Industries, Inc. (NYSE: NC) today announced that the Board of Directors declared a regular cash dividend of 26.75 cents per share. The dividend is payable on both the Class A and Class B Common Stock, and will be paid March 15, 2017 to stockholders of record at the close of business on March 1, 2017.

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